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                                      December 23, 1998
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OrCAD, Inc.
9300 S.W. Nimbus
Beaverton, OR  97008

Gentlemen and Ladies:

     We are acting as tax counsel to OrCAD, Inc. ("OrCAD") in connection with a proposed transaction (the "Merger") involving OrCAD, a corporation organized under the laws of the State of Delaware, Hood Acquisition Corp. ("Merger Sub"), a corporation organized under the laws of the State of Delaware, and Summit Design, Inc. ("Summit"), a corporation organized under the laws of the State of Delaware.

     The Merger is structured as a statutory merger of Merger Sub with and into OrCAD, in which OrCAD will be the surviving entity (OrCAD, following the Merger will be referred to as the "Surviving Corporation"), in accordance with that certain Agreement and Plan of Reorganization by and among Summit, Merger Sub and OrCAD, dated as of September 20, 1998, and the exhibits thereto (the "Agreement"). Except as otherwise indicated herein, capitalized terms used in this opinion are defined in the Agreement.

     This opinion is delivered pursuant to Section 6.1(d) of the Agreement. For purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, representations and warranties contained in the following documents:

     1.   The Agreement (including exhibits thereto);

     2. A Certificate of OrCAD, dated December 23, 1998, signed by an authorized officer of OrCAD and delivered to us by OrCAD and incorporated herein by reference;

     3. A Certificate of Summit and Merger Sub, dated December 23, 1998, signed by an authorized officer of Summit and Merger Sub and delivered to us by Summit and Merger Sub and incorporated herein by reference;

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     4.   Such other instruments and documents related to the formation, organization and operation of OrCAD, Merger Sub and Summit or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

     3.   The Merger will be effective under the laws of the state of Delaware;

     4. In the Merger, OrCAD Common Stock representing control of OrCAD will be exchanged solely for voting stock of Summit. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of OrCAD stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of OrCAD within the meaning of
          Section 368(c) of the Code. For this purpose, it is assumed that OrCAD Common Stock exchanged for cash or other property originating with Summit and shares of OrCAD Common Stock canceled and extinguished pursuant to the Agreement will be treated as outstanding OrCAD Common Stock on the date of the Effective Time.

     5. At the Effective Time, OrCAD will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire OrCAD Common Stock that, if exercised or

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          converted, would affect Summit's acquisition or retention of control of the Surviving Corporation. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of the Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the Surviving Corporation within the meaning of Section 368(c) of the Code.

     6. The fair market value of Summit Common Stock and other consideration received by each OrCAD shareholder in the Merger will be approximately equal to the fair market value of the OrCAD Common Stock surrendered in exchange therefor.

     7. There is no intercorporate indebtedness existing between Summit and OrCAD or Merger Sub and OrCAD that was issued, acquired, or will be settled at a discount as a result of the Merger; Summit will assume no liabilities of OrCAD or any shareholder of OrCAD in connection with the Merger.

     8. On the date of the Effective Time, the fair market value of the assets of OrCAD will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets of OrCAD are subject.

     9. Any liabilities of OrCAD in existence at the Effective Time and any liabilities to which the assets of OrCAD are subject as of the Effective Time were incurred by OrCAD in the ordinary course of business.

     10. Summit, Merger Sub, OrCAD and the OrCAD shareholders will pay their respective expenses, if any, with respect to the Merger.

     11. Neither Summit, nor OrCAD nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. At the Effective Time of the Merger, neither Summit, nor OrCAD nor Merger Sub will be an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

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     12.  OrCAD is not and will not be at the Effective Time of the Merger under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court within the meaning of Section 368(a)(3)(A) of the Code. Neither Summit nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code. At the Effective Time of the Merger, neither Summit nor Merger Sub will be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     13. Neither OrCAD, a related party to OrCAD, a partnership of which OrCAD is a partner, nor a predecessor of OrCAD has redeemed, purchased or otherwise acquired other than in exchange for Summit Common Stock or OrCAD Common Stock any of OrCAD's outstanding common stock or preferred stock during the past five years. For this purpose, "related party" means any corporation related to OrCAD within the meaning of Treasury Regulations Section 1.368-1(e)(3) (determined without regard to Treasury Regulations Section 1.368-1(e)(3)(i)(A)), including any corporation in which OrCAD owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock.

     14. In the Merger, the OrCAD shareholders will receive Summit Common Stock with an aggregate value, as of the date of the Merger, of not less than 50 percent of the value of all the formerly outstanding OrCAD Common Stock as of immediately prior to the Effective Time. For this purpose, (i) it is assumed that shares of OrCAD Common Stock exchanged for cash or other property and shares of OrCAD Common Stock canceled and extinguished pursuant to the Agreement will be treated as outstanding OrCAD Common Stock on the date of the Merger, and (ii) shares of Summit Common Stock received by an OrCAD shareholder and subsequently sold, exchanged, or otherwise transferred to a related party of Summit or a partnership of which Summit is a partner will not be treated as received in the Merger by such OrCAD shareholder. For purposes of this representation, "related party" means any corporation related to Summit

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          within the meaning of Treasury Regulations Section 1.368-1(e)(3), including (i) any corporation that is a member of the same affiliated group as Summit as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code), or (ii) any corporation in which Summit owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock.

     15. OrCAD has not made any extraordinary distributions to its shareholders subsequent to the commencement of negotiations with Summit regarding the Merger or in anticipation of the Merger.

     16. No outstanding indebtedness of OrCAD has or will represent equity for tax purposes; no outstanding equity of OrCAD has represented indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right to acquire OrCAD Common Stock (or to share in the appreciation thereof) constitutes "stock" for purposes of Section 368(c) of the Code.

     17. Summit, Merger Sub and OrCAD are participating in the Merger for valid business purposes and not for the purpose of tax avoidance, and the terms of the Merger are the product of arm's length negotiations.

     18. None of the compensation received by any shareholder-employees of OrCAD will be separate consideration for, or allocable to, any of their shares of OrCAD Common Stock; none of the shares of Summit Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreements or covenants not to compete; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     19. OrCAD has conducted and intends to continue to conduct its historic business or use a significant portion of its historic business assets in a business following the Merger.

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     20.  The Agreement (together with its exhibits and schedules) represents the entire agreement and understanding of OrCAD and Summit with respect to the Merger, and the Merger will be consummated in accordance with the terms of the Agreement.

     21. Following the Merger, the Surviving Corporation will hold at least (a) 90 percent of the fair market value of the net assets held by OrCAD and Merger Sub immediately prior to the Merger, and (b) 70 percent of the fair market value of the gross assets held by OrCAD and Merger Sub immediately prior to the Merger. For purposes of this representation, the assets of OrCAD and Merger Sub held immediately prior to the Merger shall include assets disposed of by OrCAD or Merger Sub, respectively, prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by OrCAD or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Summit regarding the Merger). For purposes of this representation, any amounts paid by OrCAD or Merger Sub to OrCAD shareholders who receive cash or other property, any amounts used by OrCAD or Merger Sub to pay expenses related to the Merger, and all redemptions or distributions (except for regular, normal dividends) or other payments in respect of stock of OrCAD or rights to acquire such stock (including payments treated as such for tax purposes) made by OrCAD or Merger Sub in contemplation of the Merger or that are related thereto will be included as assets of OrCAD or Merger Sub, respectively, immediately prior to the Merger.

     22. Following the Merger, Summit will cause the Surviving Corporation to continue the historic business of OrCAD or use a significant portion of OrCAD's historic business assets in a business. For purposes of this representation, the Surviving Corporation will be deemed to satisfy this requirement if (a) the members of Summit's qualified group (as defined in Treasury Regulations Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of OrCAD or use a significant portion of OrCAD's

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          historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership as contemplated by Treasury Regulations Section 1.368-1(d)(4)(iii).

     23. Summit has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of the stock of the Surviving Corporation (other than as permitted under Section 368(a)(2)(C) and Treasury Regulations
          Section 1.368-2(k)(2)); or to sell or otherwise dispose of any of the assets of the Surviving Corporation or of any of the assets acquired from Merger Sub except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation. For this purpose, a "corporation controlled by the Surviving Corporation" is a corporation in which the Surviving Corporation directly owns stock possessing 80 percent of the total combined voting power of the corporation and at least 80 percent of the total number of shares of all other classes of stock of the corporation within the meaning of Section 368(c) of the Code.

     24. Prior to the Merger, Summit will be in control of Merger Sub. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of Merger Sub stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of Merger Sub within the meaning of Section 368(c) of the Code.

     25. Merger Sub has been formed solely in order to consummate the transactions contemplated by the Agreement, and Merger Sub has not conducted and will not conduct any business activities or other operations of any kind other than in connection with the Merger--such as the issuance of its stock to Summit, prior to the Effective Time.

     26. Neither Summit, nor a related party to Summit, nor a partnership of which Summit is a partner owns any OrCAD Common Stock. Neither Summit,

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          nor a related party to Summit, nor a partnership of which Summit is a partner has owned any OrCAD Common Stock during the past five years. Neither Summit, nor a related party to Summit, nor a partnership of which Summit is a partner has had the right to acquire or vote any OrCAD Common Stock. For purposes of this representation, "related party" means any corporation related to Summit within the meaning of Treasury Regulations Section 1.368-1(e)(3), including (i) any corporation that is a member of the same affiliated group as Summit as defined Section 1504 of the Code (determined without regard to Section 1504(b) of the Code), or (ii) any corporation in which Summit owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock.

     27. Other than amounts paid in lieu of fractional shares, the only consideration to be received, directly or indirectly, by OrCAD shareholders in the Merger for their OrCAD Common Stock is Summit Common Stock. Summit has not agreed to assume, nor will it directly or indirectly assume, any expense or liability, whether contingent or fixed, of OrCAD or any holder of OrCAD Common Stock. Summit has no present plan or intention to contribute any additional capital to OrCAD or the Surviving Corporation or to make any loans to OrCAD or the Surviving Corporation for the purpose of directly or indirectly paying any additional consideration to any holders of OrCAD Common Stock. None of the OrCAD Common Stock exchanged in the Merger for Summit Common Stock will be subject to any liabilities. No part of the consideration to be exchanged for OrCAD Common Stock will be received by an OrCAD shareholder as a creditor, employee, or in any capacity other than that of an OrCAD shareholder.

     28. No OrCAD shareholder is acting as an agent for Summit in connection with the Merger or approval thereof, and Summit will not reimburse any OrCAD shareholder for OrCAD Common Stock such shareholder may have purchased or for other obligations such shareholder may have incurred.

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     29.  Any purchase of OrCAD Common Stock by Summit stockholders prior to the
          Merger was made by such Summit stockholders on their own behalf and with their own funds and not as a representative, or for the benefit of, Summit.

     30. Summit has no present plan or intention to cause the Surviving Corporation to issue additional shares of Surviving Corporation stock that would result in Summit losing control of the Surviving Corporation. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of Surviving Corporation stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of Surviving Corporation within the meaning of
          Section 368(c) of the Code.

     31. Neither Summit, nor a related party to Summit, nor a partnership of which Summit is a partner has a present plan or intention to redeem, purchase or otherwise reacquire any of the Summit Common Stock issued in the Merger to OrCAD shareholders. For this purpose, "related party" means any corporation related to Summit within the meaning of Treasury Regulations Section 1.368-1(e)(3), including (i) any corporation that is a member of the same affiliated group as Summit as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code), or (ii) any corporation in which Summit owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock.

     32. The payment of cash in lieu of fractional shares of Summit Common Stock is solely for the purpose of avoiding the expense and inconvenience to Summit of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the OrCAD shareholders instead of issuing fractional shares of Summit Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the OrCAD shareholders in exchange for their shares of OrCAD Common Stock. The

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          fractional share interests of each OrCAD shareholder will be aggregated, and no OrCAD shareholder will receive cash in an amount equal to or greater than the value of one full share of Summit Common Stock.

     33. No liabilities of Merger Sub will be assumed by OrCAD or the Surviving Corporation, and Merger Sub will not transfer to OrCAD or the Surviving Corporation any assets subject to liabilities.

     34. Following the Merger, Summit will comply with the record-keeping and information filing requirements of Treasury Regulation Section 1.368-3.

     35. OrCAD has no obligation, plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Summit's losing control of OrCAD. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of OrCAD stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of OrCAD within the meaning of Section 368(c) of the Code.

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, it is our opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code.

     This opinion is based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "IRS") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify this opinion. We undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

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     No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding (1) the amount, existence, or availability after the Merger, of any of the federal income tax attributes of OrCAD, Merger Sub or Summit (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of OrCAD, Merger Sub, or Summit); (2) any transaction in which OrCAD Common Stock is acquired or Summit Common Stock is disposed of, (3) the potential application of the "disqualifying disposition" rules of
Section 421 of the Code to dispositions of OrCAD Common Stock; (4) the effects of any OrCAD Common Stock acquired by the holder thereof in exchange for stock acquired subject to the provisions of Section 83(a) of the Code; (5) the effects of the Merger on any payment that is or may be subject to Section 280G of the Code; or (6) the effects of the Merger on a holder of options to acquire OrCAD Common Stock, whether vested or nonvested, compensatory or noncompensatory, statutory stock options or nonstatutory stock options.

     In addition to your request for this opinion, you have asked us to review the discussion of federal income tax issues contained in the Proxy Statement which forms a part of the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Considerations" contained in the Proxy Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material federal income tax consequences to OrCAD, Merger Sub, Summit, and OrCAD shareholders as a consequence of the Merger.

     No ruling has or will be requested from the IRS concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that this opinion represents our conclusions regarding the application of existing federal income tax law to the Merger. If the facts vary from those relied upon (including if any representations, covenants, warranties or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), this opinion could be inapplicable. You should be aware that an opinion of counsel represents only the best legal judgment of counsel, and has no binding official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

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     This opinion is being delivered solely for the purposes of (1) being included as an exhibit to the Registration Statement, and (2) satisfying the conditions set forth in Section 6.1(d) of the Agreement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do however, consent to (a) the use of this opinion to satisfy the conditions set forth in Section 6.1(d) of the Agreement, (b) the use of this opinion as an exhibit to the Registration Statement (c) the reliance upon this opinion by holders of OrCAD Common Stock and holders of options to acquire OrCAD Common Stock, and (d) to the use of our name in the Proxy Statement wherever it appears. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   ATER WYNNE LLP

                                   /s/ Scott E. Schickli

                                   Scott E. Schickli

SES:LDC:tld